U.S. SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549


                            FORM 8-K

                         CURRENT REPORT

                Pursuant to Section 13 or 15(d) of
               the Securities Exchange Act of 1934


                 Date of Report: October 30, 1997


                    ZABA INTERNATIONAL, INC.
       (Exact name of registrant as specified in its charter)


                             COLORADO
          (State or other jurisdiction of incorporation)


     000-21099                                84-112830
(Commission File No.)                       (IRS Employer
                                          Identification No.)

     2963 Glen Drive
       Suite 308
Coquitlam, British Columbia, Canada              V3B 2P7
(Address of principal executive offices)       (Zip code)

Registrant's telephone number, including area code: (604) 607-8827

                         HA SPINNAKER, INC.
                     (Former Name of Registrant)












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Item 2.  Acquisition and Disposition of Assets.

     As previously reported, on or about August 19, 1997 the Registrant did file a Form 8-K with the Commission, advising of the effectiveness of a Plan of Merger by and between the Registrant and Zaba International Holdings USA, Inc. ("Zaba"). Thereafter, on or about August 26, 1997, the Registrant filed another Form 8-K advising that the aforesaid transaction had not closed because former management has discovered a material inaccuracy in the representations and warranties made by Zaba and included in the applicable Agreement. Effective October 29, 1997, the Company and Zaba did execute an Amendment to the Agreement, the Agreement was ratified, subject however to a right of rescission granted to former management, to be exercised if, and only if, Zaba failed to close a material acquisition on or before December 31, 1997. A copy of the relevant Amendment to the Agreement is included herewith as an exhibit and the contents thereof are hereby incorporated by reference as if set forth.

     It is therefor the position of management of the Registrant that the relevant Agreement is effective as of October 29, 1997.

Item 7(a) and 7(b). Financial Statements and Pro Forma Financial
Statements

     The Registrant hereby undertakes to file an amendment to this Form 8-K within sixty (60) days from the date of this filing, to include the audited financial statements for the fiscal years ended March 31, 1997 and 1996 and unaudited financial statements for the six (6) month periods ended September 30, 1997 and 1996.

Item 7(c).  Exhibits.

     Number          Exhibit
     ------          -------

      2.1 Amendment to the Agreement and Plan of Merger between the Company and Zaba International
                     Holdings USA, Inc.


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
                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   ZABA INTERNATIONAL, INC.



                                   By:/s/ Robert Zaba
                                      Robert Zaba, President


Dated:  October 30, 1997.



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
                      ZABA INTERNATIONAL, INC.
                      ------------------------

                            EXHIBIT 2.1
                      ------------------------

                    AMENDMENT NO. 1 TO AGREEMENT
                         AND PLAN OF MERGER
                      ------------------------


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

           AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER


     THIS AMENDMENT TO THAT CERTAIN AGREEMENT AND PLAN OF MERGER, made and entered into the 4th day of August 1997 (the "Agreement"), by and between HA SPINNAKER, INC., a Colorado corporation with its principal place of business located at 5650 Greenwood Plaza Blvd., Suite 216, Englewood, Colorado 80111 ("Spinnaker") and Zaba International Holdings USA, Inc., a Nevada corporation with its principal place of business located at 2963 Glen Drive, Suite 308, Coquitlam, British Columbia, Canada V3B 2P7 ("Zaba"). The effective date of this Amendment (the "Amendment") shall be October 29, 1997.

                            Premises

     A. The Agreement provides for the reorganization of Zaba with and into Spinnaker and in connection therewith, the conversion of the outstanding common stock of Zaba into shares of common voting stock of Spinnaker, all for the purpose of effecting a tax-free reorganization pursuant to sections 354 and 368(a) of the Internal Revenue Code of 1986, as amended.

     B. Subsequent to the Closing Date of the Agreement (as the same is defined in the Agreement), management of Spinnaker determined that Zaba was not the owner of certain assets which management of Zaba had previously believed that Zaba owned. As a result, Spinnaker provided notice of its intent to terminate the Agreement pursuant to Section 3.5 thereof within the time parameters established in the Agreement.

     C. As of the date of this Amendment, Zaba has provided to Spinnaker documentation evidencing that Zaba is party to that certain contract wherein Zaba has the right to acquire three (3) separate companies (the "Sweeprite Agreements"), which are scheduled to close on or before December 31, 1997.

     D. The parties hereto, by execution hereof, now desire to amend the contents of the Agreement consistent with the terms and conditions contained hereinbelow.

     NOW, THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the parties to be derived herefrom, it is hereby agreed as follows:

     1.  Section 3.8 is hereby added to the Agreement, as follows:

     "Section 3.8. Right of Rescission. Included in the Zaba Schedules applicable hereto is an agreement and exhibits thereto, providing that Zaba has the right to acquire Sweeprite Mfg., Inc., Patchrite, Inc. and Rite Way Mfg. Co. Ltd. (hereinafter jointly

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
referred to as the "Sweeprite Companies"). The relevant terms provide for Zaba to tender payment of an aggregate of $3,000,000 (Canadian) to the sellers, on or before December 31, 1997. In the event Zaba fails to close the proposed Sweeprite Companies transaction on or before the aforesaid date (or any extension granted to Zaba by the sellers, with the consent of Spinnaker), prior management of Spinnaker may, in its sole discretion, provide notice to Zaba that the Agreement is rescinded and of no further force and effect. If such rescission does occur, new management of Spinnaker shall immediately upon receipt of such notice, appoint the old management of Spinnaker back to their original positions with the Company and simultaneous therewith, tender their respective resignations of their current positions with Spinnaker assumed in accordance with Section 3.7 hereinabove. Further, in the event of such rescission, any and all consideration tendered by Zaba or its principals to Spinnaker or its shareholders shall be deemed forfeited and shall constitute liquidated damages to Spinnaker and its shareholders arising from such default."

     2.  Section 3.9 is hereby added to the Agreement, as follows:

     "Section 3.9.  Effective Date.  The Effective Date of this
Agreement shall be October 29, 1997."

     The balance of the Agreement shall remain as stated.

     IN WITNESS WHEREOF, the corporate parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, and entered into as of the date first above written.

                              HA SPINNAKER, INC.



                              By: /s/ Gregory W. Scufca
                                   Gregory W. Scufca, President

                              ZABA INTERNATIONAL HOLDINGS USA, INC.



                              By: /s/ Robert Zaba
                                  Robert Zaba, President


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